UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 19, 2011

S.Y. BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky  40206

(Address of principal executive offices)

(502) 582-2571

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2011, the Board of Directors of S.Y. Bancorp, Inc. (the "Company") approved an amendment (the "Amendment") to the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan") to authorize restricted stock units ("RSUs") as a type of award that the Company may grant pursuant to the Plan.  On that date, the Compensation Committee of the Board of Directors approved awards of 33,713 RSUs to executive officers of the Company's banking subsidiary, Stock Yards Bank & Trust Company (the "Bank"), including awards of 26,351 RSUs to the named executive officers of the Company.

Amendment to the 2005 Stock Incentive Plan

            The Amendment provides that RSUs may be awarded to employees and directors of the Company and the Company's affiliates on such terms and conditions as the Compensation Committee deems appropriate, including providing for vesting upon the achievement of specified performance goals.  Upon the award of RSUs, the Committee is required to establish a period of time during which the RSUs are subject to forfeiture.  Upon the expiration of such period, and upon satisfaction of any conditions or performance goals applicable to the vesting of the RSUs, the RSU recipient will receive shares of Company common stock equal to the number of RSUs awarded and earned by the recipient.  RSU recipients do not have any rights as shareholders of the Company with respect to the RSUs at any time before the recipients receive shares of Company common stock.  The Committee may, however, grant RSUs that provide the recipient the right to receive an amount equal to the cash distributions the recipient would have been entitled to receive had the recipient held the shares of the Company's common stock underlying the RSUs on the date of such cash distributions.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Restricted Stock Unit Awards; Form of Grant Agreement

            The Compensation Committee approved awards of RSUs to the Company's named executive officers in the amounts set forth below:

Name and Principal Position	Number of RSUs

David P. Heintzman Chairman and Chief Executive Officer	10,709
Nancy B. Davis Chief Financial Officer	2,594
James A. Hillebrand President	5,444
Kathy C. Thompson Senior EVP and Manager of Investment Management and Trust	4,554
Phillip S. Poindexter EVP and Chief Lending Officer	3,050

            The RSU awards entitle those officers to issuance of one share of common stock for each vested RSU shortly after expiration of a three-year performance period. Vesting is based on the Bank's aggregate earnings per share growth over that period, as compared to threshold (aggregate growth equal to 5% per year), target (aggregate growth equal to 10% per year) and maximum (aggregate growth equal to 15% per year) goals, and the extent to which the Bank's return on average assets compares in a percentile ranking to peer banks. The peer group to which the Bank will be ranked includes all publicly-traded banks with assets between $1 and $2.5 billion, as ranked by SNL Financial.  Each award is subject to the terms and conditions of a Restricted Stock Unit Grant Agreement between the Company and each of the executive officers, with the form of such Agreement being the same in each case.

The granted RSUs generally require the executive to remain employed until the end of a performance cycle in order to vest and be paid in shares of common stock, with pro rated awards still paid to those who leave the Bank mid-cycle due to death, disability or retirement (age 60).  RSUs also vest at the target level (50% of the maximum) if a change in control occurs before a performance cycle ends, and are paid out at that earlier time in that event.   Executives do not receive the benefit of any dividends or other distributions paid on stock related to RSUs, until that stock is actually issued, if vested at the end of the performance cycle.

The foregoing description of the RSU grant agreement is qualified in its entirety by reference to the full text of the form of agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibits

10.1	Amendment No. 2 to the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan
10.2	Form of S.Y. Bancorp, Inc. Restricted Stock Unit Grant Agreement

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 21, 2011

S.Y. BANCORP, INC.

By:	/s/ Nancy B. Davis
Nancy B. Davis Executive Vice President, Treasurer and Chief Financial Officer